                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                              AMEDIA NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                              AMEDIA NETWORKS, INC.
                           101 CRAWFORDS CORNER ROAD,
                            HOLMDEL, NEW JERSEY 07733

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        NOTICE IS HEREBY GIVEN that the 2005 annual meeting (the "Annual Meeting") of stockholders of Amedia Networks, Inc. (the "Company") will be held at 2:00 P.M., on Thursday June 9, 2005, at the Sheraton Eatontown Hotel, Route 35, Eatontown, NJ 07724, to:

(i) elect five directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

(ii) approve an amendment to the Company's amended and restated certificate of incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 50,000,000 to 75,000,000 shares;

(iii) increase the number of shares of Common Stock, reserved for issuance under the Company's 2000 Equity Incentive Plan from 5,000,000 to 6,500,000 shares;

(iv) approve an amendment to the Company's amended and restated certificate of incorporation to effect a reverse split of the Common Stock in the range of 1:3 to 1:6, as determined in the sole discretion of the Company's Board of Directors (the "Board of Directors"), which discretion will be used SOLELY for the purpose of qualifying for quotation on the Nasdaq National Market, SmallCap Market or the American Stock Exchange and ONLY following satisfaction by the Company of all applicable listing requirements other than those relating to minimum per share price, and the Board of Directors determines that it is in the best interests of the Company and its stockholders to be listed on such exchange;

(v) ratify the appointment of Marcum & Kliegman LLP as independent public accountants of the Company for the year ending December 31, 2005; and

(vi) transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on April 28, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        FRANK GALUPPO,
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
April 29, 2005

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                              AMEDIA NETWORKS, INC.
                           101 CRAWFORDS CORNER ROAD,
                            HOLMDEL, NEW JERSEY 07733

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                      to be held on Thursday, June 9, 2005

        This Proxy Statement is being sent to stockholders of Amedia Networks, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of the Company for use at the 2005 annual meeting (the "Annual Meeting") of stockholders (the "Stockholders") of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be held at the Sheraton Eatontown Hotel, Route 35, Eatontown, NJ 07724, on Thursday, June 9, 2005, at 2:00 PM, and any adjournment(s) thereof. The purposes of the Annual Meeting are to:

(i) elect five directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

(ii) approve an amendment to the Company's amended and restated certificate of incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 50,000,000 to 75,000,000 shares;

(iii) increase the number of shares of Common Stock, reserved for issuance under the Company's 2000 Equity Incentive Plan (the "2000 Plan") from 5,000,000 to 6,500,000 shares;

(iv) approve an amendment to the Company's amended and restated certificate of incorporation to effect a reverse split of the Common Stock in the range of 1:3 to 1:6, as determined in the sole discretion of the Board, which discretion will be used SOLELY for the purpose of qualifying for quotation on the Nasdaq National Market, SmallCap Market or the American Stock Exchange and ONLY following satisfaction by the Company of all applicable listing requirements other than those relating to minimum per share price, and the Board determines that it is in the best interests of the Company and the Stockholders to be listed on such exchange (the "Reverse Stock Split");

(v) ratify the appointment of Marcum & Kliegman, LLP ("Marcum") as independent public accountants of the Company for the year ending December 31, 2005; and

(vi) transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

        If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, the individuals named as proxies will vote your shares (i) FOR the election as directors of the nominees of the Board of Directors named below; (ii) FOR the proposal to amend the Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance; (iii) FOR the proposal to increase the number of shares of Common Stock reserved for issuance under the 2000 Plan; (iv) FOR the Reverse Stock Split; (v) FOR the ratification of the appointment of Marcum as independent public accountants of the Company for the year ending December 31, 2005; and (vi) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

        Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting.

        This Proxy Statement is first being mailed to stockholders on or about May 5, 2005.

                                  VOTING RIGHTS

        All voting rights are vested exclusively in the holders of the Company's Common Stock. Only holders of Common Stock of record at the close of business on, April 28, 2005 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of 20,788,466 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held.

        The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); the affirmative vote of a majority of the shares issued and outstanding is required for approval of Proposals No. 2 (Increase in the number of authorized shares of Common Stock) and 4 (Reverse Stock Split); the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposals No. 3 (Increase in the number of shares available under the 2000 Incentive Plan) and 5 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against each of Proposals No. 2, 3, 4 and 5. Broker non-votes will have no effect on Proposals No. 1, 3 and 5 and will be counted as votes against Proposals No. 2 and 4.

                    STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL HOLDERS

        The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and Named Executive Officers (as defined below under the heading "Executive Compensation") and (c) all current directors and executive officers of the Company as a group.


                                                      Number of Shares          Percent of
Name of Beneficial Owner (1)                        Beneficially Owned (2)   Common Stock (2)
Frank Galuppo, President, Chief Executive Officer
 and Director (3)                                          546,771 (4)             2.6%

Sam Brill, Director                                        250,000 (5)             1.2%

Juan Mendez, Director                                    1,163,626 (6)             5.6%

Richard Rosenblum, Director                                181,073 (7)               *

Gerald Butters, Director                                    37,500 (8)               *

Bob Martin, Director                                        37,500 (8)               *

Ivan Berkowitz, Director                                    37,500 (8)               *

Puritan LLC                                              1,533,334 (9)             7.4%

Melton Management Limited                                1,405,275 (10)            6.8%

Judah Marvin Feigenbaum, former interim Chief
Executive Officer and former Director                      164,406 (11)              *

All directors and executive officers as
 a group(7 persons)                                      2,418,376                11.0%

* Indicates less than 1%.

(1) Unless otherwise indicated, the address of each person listed is c/o Amedia Networks, Inc., 101 Crawfords Corner Road, Holmdel, New Jersey 07733.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such options or warrants. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Mr. Galuppo became Chief Executive Officer and a director of the Company as of March 15, 2004. He was elected President on December 2, 2004.

(4) Represents shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the Company's 2000 Equity Incentive Plan. Does not include options to purchase an additional 765,479 shares of Common Stock scheduled to vest over the next two years.

(5) Represents shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the Company's 2000 Equity Incentive Plan.

(6) Represents (i) 999,220 shares of Common Stock and (ii) 164,406 shares of Common Stock issuable upon exercise of currently exercisable non-plan options. The foregoing is based on the Schedule 13D filed by the stockholder on February 11, 2004.

(7) Represents (i) 164,406 shares of Common Stock issuable upon exercise of currently exercisable non-plan options and (ii) 16,667 shares of Common Stock issuable upon exercise of warrants issued to Mr. Rosenblum as the designee of Greenfield Capital Partners, LLC in August 2004. See "Certain Relationships and Related Transactions.".

(8) Represents shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the Company's 2002 Non-Employee Directors Stock Option Plan. Does not include options to purchase an additional 37,500 shares of Common Stock scheduled to vest by September 2006.

(9) The stockholder is a limited liability company. The address of such person is 314 McDonald Avenue, Brooklyn, New York 11218. The foregoing is based on a
Schedule 13G filed by the stockholder on November 19, 2004.

(10) The address of such person is P.O. Box 3161, Road Town, Tortola, British Virgin Islands. The foregoing is based on a Schedule 13G filed by the stockholder on October 8, 2003. Does not include shares of Common Stock issuable upon conversion of Convertible Preferred Stock or exercise of warrants referred to under "Selling Stockholders."

(11) Represents shares of Common Stock issuable upon exercise of currently exercisable non-plan options. Mr. Feigenbaum resigned from all position held with the Company in January 2004.

                             EXECUTIVE COMPENSATION

        The following table sets forth all compensation earned by the Company's Chief Executive Officer and the most highly compensated executive officers and key employees of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 2004 (the "Named Executive Officers"):

                                               Annual Compensation                          Long-Term Compensation
                                    -------------------------------------------           --------------------------
                                                                                          Securities      All Other
Name and                                                        Other Annual              Underlying    Compensation
Principal Position          Year    Salary($)    Bonus($)      Compensation($)            Options (#)       ($)
Frank Galuppo               2004     141,923          --             --                   1,315,250(2)      --
President and CEO (1)       2003          --          --             --                      --             --
                            2002          --          --             --                      --             --

Sam Brill (3)               2004     111,595          --             --                      --          75,000(4)
                            2003     170,000      68,000             --                      --             --
                            2002     157,286          --             --                      --             --

Judah Marvin Feigenbaum     2004       3,440          --             --                     164,406(6)  120,000(7)
Former interim CEO (5)      2003      11,111          --             --                      --             --
                            2002          --          --             --                      --             --

(1) Represents shares of Common Stock issuable upon exercise of employee stock options issued under the Company's 2000 Equity Incentive Plan.

(2) Mr. Galuppo became Chief Executive Officer in March 2004. In December 2004, he was elected President.

(3) Mr. Brill served as Chief Operating Officer from November 2001 through April 11, 2004, whereupon he assumed a part-time non-executive position in order to assist in the new management's transition. As of February 2005, Mr. Brill is not employed by the Company. Mr. Brill continues to serve on the Board of Directors.

(4) Represents a one time payment made to Mr. Brill in April 2004 connection with his resignation as Chief Operating Officer and his assumption of a non-executive part-time position with the Company.

(5) Mr. Feigenbaum, then a director of the Company, was appointed acting Chief Executive Officer effective as of October 10, 2003 upon the resignation of the Company's previous Chief Executive Officer. Mr. Feigenbaum resigned from his position as an officer and director of the Company effective as of January 29, 2004.

(6) Represents shares of Common Stock issuable upon non-plan options granted to Mr. Feigenbaum in January 2004.

(7) The Company made a one-time payment of $60,000 to Mr. Feigenbaum in January 2004 in connection with his resignation from all offices held with the Company and, in accordance with the terms of such agreement, remitted an additional $60,000 in March 2004.

                              OPTION GRANTS IN 2004

        The following table contains information concerning the grant of stock options to the Named Executives Officers during the fiscal year ended December 31, 2004:

                            NUMBER OF
                            SECURITIES            % OF TOTAL
                            UNDERLYING          OPTIONS GRANTED    EXERCISE OR
                              OPTIONS           TO EMPLOYEES IN       BASE         EXPIRATION
NAME                        GRANTED (#)         FISCAL YEAR (%)     PRICE ($)        DATE
----------------------     ------------         ---------------   -------------    ----------
Frank Galuppo              1,315,250(1)              58.0%          $    0.74       3/15/2014


AGGREGATE OPTIONS EXERCISED IN 2004 AND 2004 YEAR END OPTION VALUES

        The following table sets forth information with respect to the Named Executive Officers concerning the number and value of unexercised options held at December 31, 2004.

                                                         Number of Securities      Value of Unexercised
                                                        Underlying Unexercised      In-the-Money Options
                          Shares          Value         Options at Fiscal Year     At Fiscal Year End ($)
                        Acquired on      Realized                End (#)                Exercisable/
Name                    Exercise (#)       ($)        Exercisable/Unexercisable      Unexercisable (1)
----                   -------------       ---        -------------------------      -----------------
Frank Galuppo               --              --             219,208/1,096,042          109,604/548,021

(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($1.24) on December 30, 2004, as reported on the OTC Bulletin Board.

                      EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth, as of December 31, 2004, certain required information relating to the shares of Common Stock issuable on an aggregated basis under the Company's 1996 Stock Option Plan, the 2000 Equity Incentive Plan, the 1998 Directors' Plan and the 2002 Non-Employee Directors' Stock Option Plan.


                      EQUITY COMPENSATION PLAN INFORMATION

            Plan Category                  Number of       Weighted-          Number of
                                         securities to      average           securities
                                           be issued    exercise price of     remaining
                                             upon          outstanding      available for
                                          exercise of       options,           future
                                          outstanding       warrants          issuance.
                                           options,        and rights
                                         warrants and
                                            rights
                                              (a)              (b)               (c)
Equity compensation plans approved by
           security holders                4,505,424         $1.99             2,209,142

Equity compensation plans not approved
         by security holders                 693,218         $1.57                     -
                                          ----------                           ---------
               Total                       5,198,642         $1.93             2,209,142
                                          ==========                           =========

                              EMPLOYMENT AGREEMENTS

        The Company and Mr. Frank Galuppo, the Company's Chief Executive Officer and President and a director of the Company, entered into three year employment agreement, effective as of March 15, 2004, pursuant to which Mr. Galuppo is currently paid an annual salary of $210,000. Mr. Galuppo's salary is scheduled to increase to $235,000 at the beginning of the third year of employment. The agreement further provided that if Mr. Galuppo's employment is terminated other than for cause (as defined in the employment agreement) or if Mr. Galuppo terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive the equivalent of three months' base salary and benefits, if such termination takes place during the first twelve months of the effective date of the agreement. If such termination takes place after the first year of employment, then Mr. Galuppo will be entitled to receive the equivalent of six months' base salary and benefits. The Company also issued to Mr. Galuppo an option under the Company's 2000 Equity Incentive Plan to purchase up to 1,315,250 shares of Common Stock at a per share exercise price of $0.79, which option is scheduled to vest over twelve succeeding quarters, beginning June 30, 2004. Mr. Galuppo has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting our employees for one year, following the termination of his employment.

        In April 2004, the Company and its then former Chief Operating Officer, Mr. Sam Brill, entered into an agreement amending and restating Mr. Brill's employment agreement (as so amended, the "Amended Agreement") pursuant to which Mr. Brill resigned as the Company's Chief Operating Officer and assumed a part-time position to assist with the new management's transition. In connection with his resignation as the Company's Chief Operating Officer and in consideration of the release of certain rights under the original employment agreement, the Company paid to Mr. Brill the amount of $75,000, less payroll deductions. Under the Amended Agreement, commencing as of April 5, 2004 and continuing through October 5, 2004, Mr. Brill was compensated at $7,500 per month. The agreement was extended for successive one-month periods through December 31, 2004. For the month of January 2005, the Company paid Mr. Brill $3,750. In February 2005, the Company and Mr. Brill mutually agreed to terminate the agreement. Mr. Brill remains a member of the Company's Board of Directors and no longer receives any cash compensation from the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On December 17, 2004, the Company entered into a service agreement with Elite Financial Communications Group, LLC ("Elite"), pursuant to which Elite has agreed to provide investor relation services to us consideration of payment of $7,500 per month (plus expenses). The term of the agreement is twelve months; provided, however, that at any time after February 15, 2005 the Company may terminate the agreement for any reason, or for no reason, on 30-days written notice to Elite. Ivan Berkowitz, a non-employee director of the Company, is a partner and managing member of Elite.

        In connection with the private placement in August 2004 of 2,500 shares of the Company's Series A 7% Convertible Preferred Stock, the Company paid to Greenfield Capital Partners, LLC ("Greenfield"), and its designees, a placement fee comprised of (i) a cash payment of $25,000 and (ii) five-year warrants to purchase up to an aggregate of 66,334 shares of our Common Stock. The warrants issued to Greenfield are exercisable to purchase 33,333 shares of Common Stock at a per share exercise price of $.75, 16,667 shares of Common Stock at a per share exercise price of $1.50 and 16,667 shares of Common Stock at a per share exercise price of $2.50. The warrants issued to Greenfield are otherwise exercisable on the same terms and conditions as those of the warrants issued to the purchasers of the Company's Series A Convertible Preferred Stock. One of the Company's directors, Mr. Richard Rosenblum, was a Managing Director of Greenfield at the time that the private placement was consummated. At that time, Greenfield designated Mr. Rosenblum to receive half of those warrants. Mr. Rosenblum subsequently left Greenfield.

        In May 2004, in connection with their election to the Company's Board of Directors, the Company granted to each of Messrs. Butters, Martin and Berkowitz an option under its 2002 Non-Employee Stock Option Plan to purchase up to 75,000 shares of Common stock at a per share exercise price of $0.71. The options are scheduled to vest over two years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires officers and directors of the Company and persons who own more than ten percent of the Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

        Based solely on review of the copies of such forms received by the Company with respect to 2004, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

                     INFORMATION AS TO NOMINEES FOR DIRECTOR

        The persons named below, all of whom are currently directors of the Company, have been nominated for election as directors of the Company by the Board of Directors. If elected, each nominee will hold office until the next annual meeting of the stockholders.

        The Board of Directors has nominated five (5) directors to stand for re-election, which is fewer than the number of directors fixed pursuant to the Company's bylaws, which is currently seven but may be changed at any time by the Board of Directors. Messrs. Brill and Berkowitz, who are currently directors of the Company, will not stand for re-election at the 2005 Annual Meeting. The Board of Directors is currently undertaking a search to identify potentials new directors. Proxies cannot be voted for a greater number of persons than the number of nominees named therein.

        It is the intention of the persons named in the accompanying proxy to vote FOR the election of each of the seven persons named in the table below as directors of the Company, unless authority to do so is withheld. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board is not aware of any circumstances likely to cause any nominee to become unavailable for election.

        The following table sets forth the name, age and position of each director nominee:

Name                   Age     Position

Frank Galuppo          58      Chief Executive Officer, President and Director

Juan Mendez            40      Director

Richard Rosenblum      46      Director

Gerald Butters         60      Director

Bob Martin             61      Director

        The business experience, principal occupations and employment, as well as the periods of service, of each of the Company's director nominees and executive officers during at least the last five years are set forth below.

FRANK GALUPPO has been a director and Chief Executive Officer since March 15, 2004 and President since December 2, 2004. Mr. Galuppo possesses nearly 40 years of experience in the Telecommunications Industry, serving in a number of senior management positions with Lucent Technologies and AT&T. From March 2003 until he began his employment with the Company, Mr. Galuppo had been assisting several companies with business development support in the U.S. Government market where he has extensive sales experience. Mr. Galuppo was employed by Lucent since its formation in September 1996 until March 2003 in a series of management level and operational positions. His most recent role at Lucent was President of Lucent's Optical Networking Group, which he held since September 2002 and had worldwide responsibility for the development and marketing of Lucent's global optical portfolio which had annual sales of over $1 billion.

JUAN MENDEZ has been a director of the Company since July 28, 2003. Mr. Mendez is President, Chief Executive Officer and co-founder of Total Claims Management, Inc., a privately held company based in Miami, Florida. Mr. Mendez has held that position since March 1999. Prior to co-founding Total Claims Management, Inc., Mr. Mendez was a Public Insurance Adjuster from 1996 to 1999.

RICHARD ROSENBLUM has been a director of the Company since September 3, 2003. Since July 2004, Mr. Rosenblum has been a principal of Harborview Advisors, LLC, a firm that provides structuring and financing advice to publicly and privately held firms. From August 2004 through November 2004, Mr. Rosenblum was a Managing Director of Greenfield Capital Partners, LLC, a private investment banking firm. From July 2001 until July 2004, Mr. Rosenblum was a Managing Director of Investment Banking for vFinance Investments in New York, where he was responsible for advising, structuring and financing publicly and privately held companies. From July 2001 until July 2004, Mr. Rosenblum also served as Senior Managing Partner of ACP Advisors in New York, where he was responsible for advising and raising capital for emerging growth companies. From April 1999 until July 2001, Mr. Rosenblum was a Managing Director at Robb Peck McCooey Financial Services, Inc. in New York. Mr. Rosenblum also serves on the board of directors of Mobile Reach International, Inc.

GERALD BUTTERS is a communications industry veteran with more than 39 years experience in this sector. His career encompasses senior executive positions at Nortel Networks, AT&T, and Lucent Technologies. These include Chairman of the Board of AGCS (a joint venture of GTE and AT&T), President of NTI (a Nortel Networks US subsidiary). He was President of Global Public Networks at AT&T Network Systems from October 1997 to November 1999, President of the Optical Networks Group at Lucent Technologies from December 1999 to August 2000 and Senior Vice President Marketing and Technology at Lucent Technologies. Mr. Butters retired from Lucent Technologies in August 2000. Mr. Butters has been a technical advisor to several privately held technology firms from August 2000 through the present time and a director of Lambda Optical Systems, a privately held company, since October 2003.

BOB MARTIN retired as the Chief Technology Officer of Lucent Technologies' Bell Laboratories in September 2003, a position he held for seven years. In this role, he helped guide Lucent's directions in next generation networks and in approaches the company used for research and development. His background at Bell Laboratories and Bellcore included a variety of positions related to large systems development. He has been responsible for Unix, network management systems, intelligent network systems, packet switching, and broadband access systems developments. Bob received his Bachelor of Science in Electrical Engineering from Brown University in 1964, and his Master of Science and Doctor of Philosophy degrees in Electrical Engineering and Computer Science from Massachusetts Institute of Technology in 1965 and 1967, respectively. In 1985, he attended the MIT Alfred P. Sloan School Senior Executive Program. A Fellow of the Institute of Electrical and Electronics Engineers, Bob was member and first chair of its Software Industrial Advisory Board. He has served on the National Research Council's Computer Science and Telecommunications Board and the FCC's Technological Advisory Board. He is on technical advisory boards for venture capitalists and startups in telecommunications, optical devices and product innovation.

         The name, age, business experience, principal occupations and employment, as well as the periods of service thereof during at least the last five years of the directors of the Company who have elected not to stand for re-election at the 2005 Annual Meeting during are set forth below.

SAM BRILL, 31, has been a director of the Company since February 2002 and was Chief Operating Officer from April 15, 2002 through April 5, 2004, the date of his resignation from such position. From April 2004 through January 2005, Mr. Brill served in a part-time position with the Company to assist in the new management's transition. From April 2004 to the present time, Mr. Brill has been a portfolio manager with Weismann Associates, a family asset management firm located in New York City. Prior to joining the Company, from February 1998 through November 2001 Mr. Brill was employed by JDS Capital Management, Inc., a New York based hedge fund and, at the time of Mr. Brill's election as a director, one of the Company's largest stockholder, where he worked as a Senior Financial Analyst evaluating for market viability and investment the potential of a diverse group of public and private companies. Mr. Brill received a BS in Finance, cum laude, in January 1998 from Touro College.

IVAN BERKOWITZ, Ph.D., 58, has been a director since May 25, 2004. Mr. Berkowitz has over 30 years of professional experience in the financial and real estate industries, Dr. Berkowitz has acted as an international corporate advisor on matters that pertain to corporate structure and governance, transfer pricing, EEC anti-trust law, mergers and international syndication. He holds a Ph.D. in International Law from Cambridge University, an M.B.A. in Finance from Baruch College and a B.A. in Economics from Brooklyn College. Currently, Dr. Berkowitz serves as Vice Chairman of the Board of Directors for New Visual Corp. (OTC:
NVEI). Since August 2003, Dr. Berkowitz has also been Chairman of the Board of Directors for Great Court Capital. Prior to its sale in 2003, Dr. Berkowitz was a senior managing partner of Avatar Associates, a New York-headquartered institutional asset management firm managing $1.7 billion in assets. Since 1993, Dr. Berkowitz has served as Managing General Partner of Steib & Company, a privately-held New York-based investment company. Additionally, from 1997 through 2002, Dr. Berkowitz served as President of Great Court Holdings, also a privately-held New York-based investment company. Between 1995 and 1997, Dr. Berkowitz led Polyvision Corporation (recently acquired by Steelcase) as its Chief Executive Officer.

        There are no family relationships between any of the above executive officers or directors, and there is no arrangement or understanding between any of the above executive officers or directors and any other person pursuant to which the officer or director was elected to hold office.

        All directors hold office until the next annual meeting of stockholders and the election and qualification of a successor.

DIRECTOR RESIGNATIONS

        Mr. Judah Feigenbaum, the Company's former interim Chief Executive Officer and a director, resigned from the Board and from all other position held with the Company in January 2004. Mr. Sam Brill and Mr. Ivan Berkowitz have declined to stand for re-election as directors at the 2005 Annual Meeting.

DIRECTOR COMPENSATION

CASH COMPENSATION: Each of the non-employee directors was paid a cash fee of $500 per telephonic board meeting and $1,000 for each board meeting attended in person. The Company also reimbursed directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any meetings of its committees.

OPTION GRANTS: In February 2004, the Board granted to each of Messrs. Mendez and Rosenblum options to purchase up to 164,406 shares of the Company's Common Stock at a per share exercise price of $0.56. The options were vested upon grant. In May 2004, the Company granted to each of Messrs. Butters, Martin and Berkowitz an option under its 2002 Non Employee Directors' Plan to purchase 75,000 shares of Common Stock at a per share exercise price of $0.71, which option vests, commencing September 30, 2004, ratably over eight calendar quarters.


            ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

        The Board met 22 times during the year ended December 31, 2004. No director who served during the 2004 fiscal year attended fewer than 75% of the meetings of the Board and of committees of the Board of which he was a member.

        The Board does not have a formal policy with respect to attendance by Board members at annual stockholder meetings, although it encourages directors to attend such meetings. The Company did not hold an annual meeting in 2004.

BOARD COMMITTEES

        The Company has two standing committees: the audit committee (the "Audit Committee") and the compensation/stock option committee (the "Compensation/Stock Option Committee").

        The Company currently does not have a nominating committee. Instead, nominations for the election of directors have been handled by the full Board of Directors, which permits all directors to participate in the process. Due to the small size of the Company and its Board of Directors, the Company believes that this is appropriate.

        In identifying and evaluating candidates to be nominated as directors, the Board seeks individuals with stated relevant experience that can add to the ability of the Board to fulfill its fiduciary obligations and its stated business goals. Director candidates must also have high personal and professional ethics, integrity and values. Additionally, director nominees must have sufficient time to devote to the Company's affairs.

        As a small company, the Company has generally used an informal process to identify and evaluate director candidates. The Company has encouraged both independent directors and directors that are not independent to identify nominees for the Board of Directors. The Company has not paid any third party a fee to assist in the nomination process or to identify or evaluate candidates.

        The Company will consider candidates that are nominated by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to the Chief Executive Officer who will then forward such information to the independent directors for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of the Company's voting Common Stock.

        The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

AUDIT COMMITTEE

        The Audit Committee is responsible for selecting the Company's independent auditors, reviewing the Company's accounting policies, financial procedures and internal controls, the engagement of independent auditors and the general scope of the annual audit and any other services that the auditors may be asked to perform, and review with the auditors their report on the Company's financial statements following the completion of each audit.

        The Audit Committee currently consists of Juan Mendez and Richard Rosenblum. The Company believes that each of Messrs. Mendez and Rosenblum meet the independence criteria set out in Rule 4200(a)(14) of the Marketplace Rules of the National Association of Securities Dealers ("NASD") and the rules of the and other requirements of the SEC.

        The Board does not believe that any of the existing audit committee member is an "audit committee financial expert" as the term is defined in the SEC rules. It is difficult for a company with a financial profile such as ours to attract and to afford a director who qualifies as a financial expert. Nonetheless, the Company is seeking an appropriate candidate who qualifies as an audit committee financial expert. It may however be difficult for a company with a financial profile such as ours to attract and to afford a director who qualifies as a financial expert.

        In 2004, the Audit Committee held 4 meetings.

        The Board of Directors adopted a charter governing the duties and responsibilities of the audit committee in January 2003.

COMPENSATION COMMITTEE

        The Compensation/Stock Option Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering the Company's 2000 Incentive Plan. As all compensation matters were conducted through the full Board, this committee did not hold any meetings in 2004. This committee currently consists of Juan Mendez and Richard Rosenblum.

        None of the members of the Compensation Committee was employed by the Company or any of its subsidiaries or had any other relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-B.


                          REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

        The Audit Committee acts under a written charter, which was adopted by the Board of Directors in January 2003. The charter, which includes standards set forth in SEC regulations and rules of the National Association of Securities Dealers, Inc. includes assisting the Company with:

o auditing and integrity of the Company's financial statements;
o qualification and independence of the Company's independent accountants;
o performance of the Company's independent accountants;
o compliance by the Company with legal and regulatory requirements as promulgated by the SEC; and
o accounting and financial reporting process.

        As part of its auditing and integrity of the Company's financial statements, the Audit Committee reviewed and discussed with both management and the Company's independent accountants all financial statements prior to their issuance. Management advised the audit committee in all cases that all financial statements were prepared in accordance with generally accepted accounting principals and reviewed any significant accounting issues with the audit committee. These reviews included discussion with the independent accountant of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee also discussed with the Company's independent accountants matters relating to its independence, including a review of audit fees and the disclosures made to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Taking all of these reviews and discussions into account, the audit committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

        Judah Marvin Feigenbaum was a member of the Audit Committee from September 2003 through January 2004, when he resigned from the Board of Directors of the Company.

Dated: April 14, 2005

AUDIT COMMITTEE

JUAN MENDEZ
RICHARD ROSENBLUM

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

                AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
                  INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                     THAT THE COMPANY IS AUTHORIZED TO ISSUE
                      FROM 50,000,000 TO 75,000,000 SHARES

         On April 11, 2005, the Board adopted a resolution to increase the number of shares of Common Stock that the Company is authorized to issue from 50,000,000 to 75,000,000 shares and, subject to approval of the Company's stockholders, to file with the Secretary of State of the State of Delaware an amendment to the Company's Amended and Restated Certificate of Incorporation to effect the increase in the number of authorized shares of Common Stock (the "Amendment"). The resolution also provided that the Amendment be submitted to the stockholders entitled to vote thereon for consideration at the Annual Meeting, all in accordance with Section 242 of the Delaware General Corporation Law. The text of the

Amendment is attached hereto as APPENDIX A. As of the Record Date, of the 50,000,000 shares of Common Stock presently authorized, 20,788,466 shares were issued and outstanding, 5,000,000 shares were reserved for issuance under the Company's 2000 Equity Incentive Plan (the "2000 Incentive Plan"), 1,000,000 shares were reserved for issuance under the 2002 Non-Employee Director's Plan (the "2002 Director's Plan"), approximately 5,000,000 shares are reserved for issuance in connection with the April 2005 Private Placement (as defined below) and 13,095,155 shares were reserved for issuance upon the conversion or exercise of other outstanding securities convertible into or exercisable for Common Stock. Consequently, there are approximately only 5,116,379 authorized shares of Common Stock available for issuance. Accordingly, our Board of Directors believes that it is necessary to increase the number of authorized shares of Common Stock in order to satisfy the Company's obligations to the investors in the April 2005 Private Placement (as described below) and to ensure that the Company has a sufficient number of authorized but unissued shares of Common Stock available to provide additional flexibility to use its capital stock for business and financial purposes in the future. Stockholders should be aware, however, that this increase in the number of authorized shares and the issuance of such shares could significantly dilute the Stockholders' current ownership of the Company.

        The availability of additional authorized shares of Common Stock will enable the Company to satisfy its obligations to purchasers of its Series B Preferred Stock. On April 26, 2005, the Company consummated the private placement of 60,000 shares of its Series B 8% Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") for aggregate gross proceeds of $6 million (the "April 2005 Private Placement"). At the closing, the purchasers of Series B Preferred Stock were also issued warrants ("Warrants") to purchase 50% of the number of shares of Common Stock issuable upon conversion of all of the outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock has a stated value of $100 and, subject to certain terms and conditions, is convertible into shares of Common Stock at an initial conversion price of $1.01 per share. Therefore, the conversion of all of the outstanding shares of Series B Preferred Stock would require the Company to issue 5,940,594 shares of Common Stock and exercise of all of the Warrants would require the Company to issue 2,970,297 shares of Common Stock. Additionally, in connection with the April 2005 Private Placement the Company issued to a placement agent warrants to purchase up to approximately 892,000 shares. Because of the limited number of shares of Common Stock then available for issuance, at the closing of the private placement $3 million from the proceeds was deposited into a security escrow account pending the approval of this Proposal No. 2 by the Stockholders. If the Stockholders do not approve this Proposal No. 2, the amount deposited in escrow will be returned to the investors against cancellation of 50% of the Series B Preferred Stock and 50% of the Warrants, and until the first anniversary of the closing of the private placement the Company will need to obtain the consent of a majority in interest of the outstanding Series B Preferred Stock before it can conclude another financing.

        The availability of additional authorized shares of Common Stock will enable the Board of Directors to act with flexibility as and when the need arises to issue additional shares without the delays necessitated by having to obtain stockholder approval, except as may be required by law or the rules of any applicable exchange. In addition to the uses noted above, the additional 25,000,000 authorized shares of Common Stock may be issued for any proper corporate purpose approved by the Board of Directors. Among the reasons for having additional authorized and unissued shares of Common Stock are the ability to sell shares in capital raising transactions during advantageous market conditions, issue shares in connection with acquisitions of the assets or securities of other companies, and issue stock as stock dividends, stock splits and to use shares for other general corporate purposes.

        Some of the additional shares of Common Stock that would become available for issuance could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. This proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt. Together with provisions in the Company's certificate of incorporation and bylaws, this increase in authorized Common Stock could facilitate future efforts by the Board of Directors to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over the then current share price.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

                                   PROPOSAL 3

              AMENDMENT TO THE COMPANY'S 2000 EQUITY INCENTIVE PLAN
                 INCREASING THE NUMBER OF SHARES OF COMMON STOCK
             RESERVED FOR ISSUANCE THERE UNDER TO 6,500,000 SHARES.

        At the Annual Meeting, the Stockholders will be asked to approve an amendment to the Company's 2000 Equity Incentive Plan (the "2000 Incentive Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the 2000 Incentive Plan to a total of 6,500,000 shares of Common Stock. A summary of the principal terms of the 2000 Incentive Plan is set forth below.

        The Board believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The amendment to increase the number of shares of Common Stock under the 2000 Incentive Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees.

        As of the Record Date, options to purchase 4,160,858 shares of Common Stock were outstanding under the 2000 Incentive Plan and only 839,142 shares of Common Stock remained available for future grants to employees and other service providers under the 2000 Incentive Plan.

        Although the Company cannot currently determine the number of options that may be granted in the future to the executive officers of the Company, each of the executive officers and key employees of the Company has an interest in the approval of the amendment to the 2000 Incentive Plan in so far as they are eligible recipients of options under the plan.

SUMMARY OF THE TERMS OF THE 2000 INCENTIVE PLAN

        The summary of the 2000 Incentive Plan below is qualified in its entirety by the 2000 Incentive Plan attached hereto as APPENDIX B.

THE 2000 INCENTIVE PLAN ADMINISTRATION

        The 2000 Incentive Plan is administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least two members of the Board. The Compensation Committee of the Board, established in October 2000, administers the 2000 Incentive Plan. Such committee, and the Board itself acting in its capacity as administrator of the 2000 Incentive Plan, is referred to herein as the "Committee." The

Committee is authorized, among other things, to construe, interpret and implement the provisions of the 2000 Incentive Plan, to select the key employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2000 Incentive Plan.

SHARES AVAILABLE

        If Proposal No. 3 is approved by the Stockholders, the aggregate number of shares of Common Stock available for issuance, subject to adjustment as described below, under the 2000 Incentive Plan will be 6,500,000. Such shares may be authorized and unissued shares or treasury shares. If Proposal No. 3 is approved, shares reserved for issuance for grants under the 2000 Incentive Plan will represent approximately 31% of the Common Stock issued and outstanding as of the Record Date. Together with the shares reserved for issuance under the 2002 Directors Plan, the shares reserved for issuance under these plans will represent approximately 36% of the Common Stock issued and outstanding as of the Record Date.

        If any shares of Common Stock subject to an award are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any performance units awarded under the 2000 Incentive Plan are forfeited or canceled, the performance units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards,
(iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of performance units which may thereafter be granted and the book value of the Company with respect to outstanding performance units, and (v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards, provided, however, in each case that no adjustment shall be made which would cause the plan to violate Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to ISOs (defined below) or would adversely affect the status of a Performance-Based Award (defined below) as "performance based compensation" under Section 162(m) of the Code. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

ELIGIBILITY

        Persons eligible to participate in the 2000 Incentive Plan include all key employees and consultants of the Company and its subsidiaries, as determined by the Committee. While the specific individuals to whom awards will be made in the future cannot be determined at this time, it is anticipated that currently approximately six key employees presently are eligible for participation in the 2000 Incentive Plan.

AWARDS

        The 2000 Incentive Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees and consultants. The 2000 Incentive

Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and performance units. The 2000 Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant stock appreciation rights ("SARs") entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR are determined by the Committee, provided that the exercise price of an ISO or SAR may not be less than the fair market value (110% of the fair market value in the case of an ISO granted to a 10% shareholder) of the Common Stock on the date of grant. However, the 2000 Incentive Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem with an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs and relating to exercisability or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years (or shorter period applicable under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

RESTRICTED STOCK

        The 2000 Incentive Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

OTHER STOCK-BASED AWARDS, BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

        In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the 2000 Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

CASH PAYMENTS

        The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the 2000 Incentive Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

PERFORMANCE UNITS

        The Committee is also authorized to grant performance units. A performance unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each performance unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such length as the Committee may select. Neither the performance goals nor the performance periods need be identical for all performance units awarded at any time or from time to time.

PERFORMANCE-BASED AWARDS

        The Committee may (but is not required to) grant awards pursuant to the 2000 Incentive Plan to a participant who, in the year of grant, may be among the Company's Chief Executive Officer and the four other most highly compensated executive officers ("Covered Employees"), which are intended to qualify as a Performance-Based Award. If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

OTHER TERMS OF AWARDS

        The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) stock-based awards for 500,000 shares of Common Stock (whether payable in cash or stock), subject to adjustment as provided in the 2000 Incentive Plan, (ii) 500,000 performance units, (iii) a Tax Bonus payable with respect to the stock-based awards and performance units and (iv) cash payments (other than Tax Bonuses) of $1,000,000. The Committee has the discretion to grant an award that is not a Performance-Based Award to a participant who may be a Covered Employee.

        In the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any amounts deferred under the 2000 Incentive Plan. Awards granted under the 2000 Incentive Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, awards are not transferable except by will or by the laws of descent and distribution, or (except in the case of an ISO) otherwise if permitted under Rule 16b-3 of the Exchange Act and by the Committee. The 2000 Incentive Plan grants the Committee broad discretion in the operation and administration of the 2000 Incentive Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Company or in response to changes inapplicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company's strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. Awards under the 2000 Incentive Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the 2000 Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

CHANGE OF CONTROL

        In the event of a change of control of the Company, all awards granted under the 2000 Incentive Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award. Under the 2000 Incentive Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors (as defined in the 2000 Incentive Plan); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company's assets. The foregoing events will not be deemed to be a change of control if the transactions causing such change are approved in advance by the affirmative vote of at least a majority of the Continuing directors.

AMENDMENT AND TERMINATION

        The 2000 Incentive Plan is of indefinite duration; continuing until all shares and performance units reserved therefore have been issued or until terminated by the Board. The Board may amend, alter, suspend, discontinue, or terminate the 2000 Incentive Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the 2000 Incentive Plan; or (iii) increase the number of shares of Common Stock subject to the 2000 Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANT

        The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2000 Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a performance unit, nor will the Company be entitled to any tax deduction. When a participant who has been granted an option which is not designated as an ISO exercises that option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject, in the case of an employee, to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

        If a participant exercises an option which is designated as an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

        With respect to other awards (including an SAR or a performance unit) granted under the 2000 Incentive Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject, in the case of employees) to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

        With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

        The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations. Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a Change in Control may constitute a "parachute payment" under Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

SECTION 162(M) PROVISIONS

        The 2000 Incentive Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the 2000 Incentive Plan which is intended by the Committee to qualify as "performance-based compensation" under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, because the 2000 Incentive Plan has been approved by the Stockholders, the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should not be subject to the deduction limit of Section 162(m) of the Code, provided the Plan continues to be administered by a Committee consisting solely of two or more "outside directors" and the other requirements of Section 162(m) of the Code are satisfied. Nonqualified stock options granted with an option price less than the fair market value at the time of grant will not qualify as performance-based compensation. Not withstanding the foregoing, the Committee may, in the exercise of its discretion, issue stock option grants that would be subject to the deductibility limit where it deems such issuance to be in the best interests of the Company and it's stockholders.

NEW PLAN BENEFITS

        Because awards under the 2000 Incentive Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the 2000 Incentive Plan, as amended.

        Options to purchase 2,280,249 shares of Common Stock were awarded under the 2000 Incentive Plan in 2004.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN.

                                 PROPOSAL NO. 4
                 BOARD DISCRETION TO EFFECT REVERSE STOCK SPLIT

BACKGROUND

        In March 2004 the Company embarked on its new business direction in the telecommunications equipment field following stockholder approval of the Development and Licensing Agreement entered into by the Company and Lucent.

        The Company believes that its new business direction affords the Company an opportunity to enter into the rapidly expanding field of ultra-broadband access. Management believes that this field affords the Company the opportunity for rapid growth and revenues. Management's beliefs are based on certain assumptions regarding its ability to penetrate the market for Fiber-to-the-Premises equipment, satisfy and anticipate customer demands, achieve economies of scale and, as a preliminary matter, raise sufficient funds to achieve these objectives. While management believes that the assumptions underlying its beliefs are reasonable, no assurance can be given that in fact these beliefs will prove correct.

        If in fact the Company is able to record revenues or otherwise achieve prospective growth levels and/or raise capital financing, then the Company may be able to satisfy the listing requirements (i.e., stockholders' equity, pre-tax income) for any of the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange. The Common Stock is currently quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. A higher per share price for the Common Stock may further the Company efforts to meet the $5.00 minimum bid price requirement for the initial listing of the Common Stock on the Nasdaq National Market, the $4.00 minimum bid price requirement for initial listing on the Nasdaq SmallCap Market and the $3.00 minimum bid price for initial listing on the American Stock Exchange. While the Company does not currently meet the other quantitative listing requirements for listing on either the Nasdaq National Market, Nasdaq SmallCap market or the American Stock Exchange, if at a future date the Company met the listing standards of the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange, and the Board determines that it is in the best interests of the Company and the Stockholders for the Common Stock to be listed on such exchange or market, then it may elect to effect the Reverse Stock Split. In order to increase the Company's prospects for having its Common Stock listed on any of the Nasdaq National Market, Nasdaq SmallCap Market or the American Stock Exchange, the Board adopted a resolution approving an amendment to the Company's certificate of incorporation to effect a Reverse Stock Split of all outstanding shares of the Common Stock in a range of 1:3 to 1:6, as determined in the sole discretion of the Board following the Company's satisfaction of all other listing requirements of the aforementioned exchanges.

        Of course, no assurance can be provided that the Company will in fact be able to achieve or sustain any of the required listing standards (i.e, minimum stockholders equity or pre-tax income) of any of these exchanges. Even if the Company satisfies the minimum per share bid price and the other criteria of any of these exchanges, no assurance can be given that the Company's Common Stock will in fact be quoted on any such exchange.

        In May 2004, at the Company's 2004 annual stockholders meeting (the "2004 Annual Meeting"), the Stockholders approved a proposal to effect a reverse split of the Common Stock on terms and conditions substantially identical to those provided in this Proposal No. 4. The proposal approved at the 2004 Annual Meeting authorized the Board of Directors to elect, at its discretion, to effect a reverse stock split on the terms and conditions approved therein at any time prior to the Company's 2005 annual stockholder meeting. The Board of Directors has elected not to effect the reverse stock split authorized at the 2004 Annual Meeting.

OVERVIEW

        The Stockholders are being asked to approve a reverse stock split of the Company's outstanding Common Stock in the range of 1:3 to 1:6, as determined in the sole discretion of the Board (the "Reverse Stock Split"). The Board has adopted a resolution (i) declaring the advisability of a reverse stock split in the range of 1:3 to 1:6, subject to Stockholder approval, (ii) in connection therewith, amending the Company's certificate of incorporation to effect such a reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect such a reverse stock split, without further approval or authorization of the Company's stockholders, at any time on or prior to the date of the 2005 annual stockholder meeting. If the proposed Reverse Stock Split is approved, the Company's Board would have the discretion to elect, as it determines to be in the best interests of the Company and its Stockholders, to effect the Reverse Stock Split at any exchange ratio within the range at any time before the Company's 2006 annual stockholder meeting. The Board may elect not to implement the approved Reverse Stock Split at its sole discretion. The Board believes that approval of a proposal granting this discretion to the Board provides the Board with appropriate flexibility to achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of the Company and its Stockholders.

        The Board would effect the Reverse Stock Split as provided above SOLELY for the purpose of qualifying for a listing on the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange and ONLY following satisfaction by the Company of all listing requirements but for the per share price. If the Company were to satisfy the all of the listing conditions for any of the above exchanges where it applied for listing except for the per share price, then the Board may, in the exercise of its discretion, elect to effect the Reverse Stock Split in one of the above ratios.

        The text of the form of proposed amendment to the Company's certificate of incorporation is attached to this Proxy Statement as APPENDIX C. By approving this amendment, Stockholders will approve an amendment to the Company's certificate of incorporation pursuant to which any whole number of outstanding shares between and including three and six would be combined into one share of the Common Stock, and authorize the Board to file only one such amendment, as determined by the Board in the manner described herein. The Board may also elect not to do any Reverse Stock Split.

        If approved by the Stockholders and following such approval the Board determines that effecting the Reverse Stock Split is in the best interests of the Company and its Stockholders, the Reverse Stock Split will become effective upon filing one such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of the Common Stock.

        If the Board elects to effect a Reverse Stock Split following Stockholder approval, the number of issued and outstanding shares of Common Stock would be reduced in accordance with an exchange ratio determined by the Board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each Stockholder will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such Stockholder held immediately prior to the reverse stock split. The par value of the Common Stock would remain unchanged at $0.001 per share. The amendment would not change the number of authorized shares of Common Stock.

        For the above reasons, management believes that the Reverse Stock Split may, under certain circumstances, be in the best interests of the Company and its Stockholders. However, there can be no assurances that any Reverse Stock Split that the Board may elect to effect will have the desired consequences.

        No further action on the part of Stockholders would be required to either effect or abandon the Reverse Stock Split.

POTENTIAL EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT

        The immediate effect of the Reverse Stock Split would be to reduce the number of shares of the outstanding Common Stock and to increase the trading price of such Common Stock. However, the effect of any effected Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. Also, there is no assurance that a Reverse Stock Split would not eventually lead to a decrease in the trading price of the Common Stock, that the trading price would remain above the thresholds required by the exchange or market or that the Company will be able to continue to meet the other continued listing requirements of the exchange or market. The trading price of the Common Stock may change due to a variety of other factors, including our operating results, other factors related to the Company's business and general market conditions.

EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

        If the Company implements the Reverse Stock Split, the number of shares of its Common Stock held by each Stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the selected exchange ratio, and then rounding up to the nearest whole share. The Company would not pay cash to each Stockholder in respect of any fractional interest in a share resulting from the Reverse Stock Split. The Reverse Stock Split would not affect any Stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

EFFECT ON OPTIONS, WARRANTS AND OTHER SECURITIES

        In addition, all outstanding options, warrants and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the exchange ratio for each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the selected exchange ratio of the Reverse Stock Split. Also, the number of shares reserved for issuance under the existing employee stock option plans would be reduced proportionally based on the selected exchange ratio of the Reverse Stock Split.

OTHER EFFECTS ON OUTSTANDING SHARES

        If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and nonassessable.

        The Reverse Stock Split would result in some Stockholders owning "odd-lots" of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

        The Common Stock is currently registered under Section 12(g) of the 1934 Securities Exchange Act of 1934 (the "1934 Act"). As a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. The proposed Reverse Stock Split would not affect the registration of the Common Stock under the 1934 Act.

AUTHORIZED SHARES OF COMMON STOCK

        The Reverse Stock Split, if implemented, would not change the number of authorized shares of the Common Stock as designated by the Company's certificate of incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under the Company's authorized pool of Common Stock would increase.

        These additional shares of Common Stock would also be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. There are no current plans or arrangements to issue any additional shares of Common Stock.

        The additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is approved could also be used by the Company's management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the

Stockholders or in which the Stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further Stockholder approval, the Board could sell shares of the Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the proposed Reverse Stock Split has been prompted by business and financial considerations, Stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by Company management to deter or prevent a change in control of the Company. The Board has no plans to use any of the additional shares of Common Stock that would become available following the approval of the Reverse Stock Split, if any, for any such purposes.

        In the event that the Board does in fact effect a Reverse Stock Split, then it anticipates that it will present to the Company's stockholders at the 2006 annual stockholder meeting a proposal to decrease the number of authorized shares of Common Stock available for issuance by a factor equal to the ratio in which the Reverse Stock Split was effected.

PROCEDURE FOR IMPLEMENTING THE PROPOSED REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

        If Stockholders approve the proposed amendment to the Company's certificate of incorporation, the Board may elect whether or not to declare a Reverse Stock Split at any time before the Company's 2006 annual stockholders meeting. The Reverse Stock Split would be implemented by filing the appropriate amendment to the Company's certificate of incorporation with the Delaware Secretary of State, and the Reverse Stock Split would become effective on the date the filing is accepted by the Delaware Secretary of State.

        As of the effective date of the Reverse Stock Split, each certificate representing shares of Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.

        The Company's transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, Stockholders and holders of securities convertible into Common Stock would be notified of the effectiveness of the Reverse Stock Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a Stockholder until such Stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

ACCOUNTING CONSEQUENCES

        The par value per share of the Common Stock would remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock

Split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced proportionally, based on the selected exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

FRACTIONAL SHARES

        The Company will not issue fractional shares in connection with the Reverse Stock Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of its Common Stock to Stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Reverse Stock Split, any fractional shares which result from the Reverse Stock Split will be rounded up to the next whole share.

NO APPRAISAL RIGHTS

        Under the Delaware General Corporation Law, the Stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Company's certificate of incorporation to effect the Reverse Stock Split.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

        The following is a summary of important U.S. tax considerations of the Reverse Stock Split. It addresses only Stockholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address Stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, Stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), Stockholders who are subject to the alternative minimum tax provisions of the Code, and Stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split. Each Stockholder is advised to consult a qualified tax advisor.

        The proposed Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a reorganization, a Stockholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged. The rounding up in respect of fractional shares will not result in a taxable event to a Stockholder; however, there will be an adjustment to the Stockholder's basis equal to the fractional share times the market value on the date of issuance.

        No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE REVERSE STOCK SPLIT.

                                 PROPOSAL NO. 5

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has selected Marcum & Kliegman, LLP ("Marcum") as the Company's independent auditors for the year ending December 31, 2005. The Board has directed that such appointment be submitted for ratification by the shareholders at the Annual Meeting.

        Brightman Almagor & Co, a member of Deloitte Touche Tohmatsu, audited the Company's financial statements for the year ended December 31, 2002. In June 2003, Brightman advised the Company that as it had effectively terminated all of its research and design activities in the State of Israel, declined to stand for re-election as the Company's auditor for the year ending December 31, 2003. This action was taken by mutual agreement of the Company and Brightman.

        During the fiscal years ended December 31, 2001 and 2002 and the period between January 1, 2003, up to and including the day of its declination to stand for re-election, there were no disagreements between the Company and Brightman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which if not resolved to Brightman's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Brightman's report on our financial statements for such fiscal years 2002 and 2001 indicated that substantial doubt exists regarding our ability to continue as a going concern.

        On June 11, 2003, the Audit Committee engaged Marcum, to serve as the Company's independent public accountants for the audit of our consolidated financial statements for the fiscal year ending December 31, 2003.

        It is not anticipated that a member of Marcum will be present at the stockholder meeting.

        If you do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of Company and its stockholders.

FEES

        The following table presents fees for professional audit services rendered by Marcum for the audit of the Company's annual financial statements for 2004 and 2003 and fees billed for other services rendered by Marcum during 2004 and 2003.

        Type of Service/Fee       Fiscal 2004        Fiscal 2003

        Audit Fees (1)             $61,481             $41,120

        Audit Related Fees (2)          $0                  $0
        Tax Fees (3)                    $0              $3,000

        All Other Fees (4)              $0                  $0


(1) Consists of fees for professional services rendered for the audit of our consolidated financial statements included in the annual report and the review of the interim financial statements included in the quarterly reports, and for the services that are normally provided in connection with regulatory filings or engagements.

(2) Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to consultation regarding generally accepted accounting principles.

(3) Consists of fees for tax compliance, tax advice and tax planning.

(4) Consists of fees for products and services not included in the above categories.

        The Audit Committee reviewed the non-audit services rendered for fiscal 2004 and fiscal 2003 as set forth in the above table and concluded that such services were compatible with maintaining the accountants' independence. The Audit Committee's policy is to pre-approve all audit services and all non-audit services that Company's independent auditor is permitted to perform for Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

                              BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.

                                  OTHER MATTERS

        At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

        Under the rules of the SEC, proposals of stockholders intended to be presented at the 2006 annual meeting of Stockholders must be made in accordance with the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than January 5, 2006. The Board of

Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2006 proxy statement.

                                  ANNUAL REPORT

        Enclosed is the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, including audited financial statements. Such annual Report on Form 10-KSB does not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

        The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

        It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Frank Galuppo
                                        Chief Executive Officer

April 29, 2005

                              AMEDIA NETWORKS, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 9, 2005

The undersigned hereby constitutes and appoints FRANK GALUPPO with full power of substitution, attorney and proxy to represent and to vote all the shares of common stock, par value $.001 per share, of AMEDIA NETWORKS, INC. (the "Company") that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on June 9, 2005, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS. Nominees: FRANK GALUPPO, JUAN MENDEZ, RICHARD ROSENBLUM, GERRY BUTTERS AND ROBERT MARTIN.

(Mark only one of the following boxes.)

|_| VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any): _________________

|_| VOTE WITHHELD from all nominees.

2. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE TO 75,000,000 SHARES.

|_| FOR |_| AGAINST |_| ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 2000 EQUITY INCENTIVE PLAN TO INCREASE THE SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 5,000,000 TO 6,500,000 SHARES.

|_| FOR |_| AGAINST |_| ABSTAIN

4. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

|_| FOR |_| AGAINST |_| ABSTAIN

5. PROPOSAL TO RATIFY THE APPOINTMENT OF MARCUM & KLIEGMAN, PC AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

|_| FOR |_| AGAINST |_| ABSTAIN

In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted
(i) FOR the election as directors of the nominees of the Board of Directors,
(ii) FOR the proposal to amend the Certificate of Incorporation to increase then number of shares of Common Stock authorized for issuance; (iii) FOR the proposal to increase the number of shares of Common Stock reserved for issuance under the 2000 Incentive Plan; (iv) FOR the proposal to amend the Certificate of Incorporation to effect the Reverse Stock Split; (v) FOR the ratification the appointment of Marcum as independent public accountants of the Company for the year ending December 31, 2005; and (vi) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated April 29, 2005.

Dated: __________________, 2005

                           SIGNATURE OF SHAREHOLDER(S)

                           (When signing as attorney,
                               trustee, executor,
                            administrator, guardian,
                         corporate officer, etc., please
                          give full title. If more than
                          one trustee, all should sign.
                          Joint owners must each sign.)

                         Please date and sign exactly as
                               name appears above.

                         I plan |_| I do not plan |_| to
                           attend the Annual Meeting.

                                   APPENDIX A

        PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              AMEDIA NETWORKS, INC.
                            (Pursuant to section 242)

        The undersigned, being the President and Chief Executive Officer of Amedia Networks, Inc., does hereby certify the following:

1. The name of the Corporation is Amedia Networks, Inc.

2. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 14, 1994.

3. The first paragraph of Paragraph 4 of the Certificate of Incorporation is hereby amended to read as follows:

"The aggregate number of shares of stock which the corporation shall have the authority to issue is 80,000,000 75,000,000 of which are shares of Common Stock, each with a par value of $0.001, each entitled to one vote per share, and 5,000,000 of which are Preferred Stock, with a par value of $0.001."

        IN WITNESS WHEREOF, this certificate of Amendment has been signed this ____ day of ___________ 2005.


                                    /s/ Frank Gallupo
                                    -----------------
                                    Name: Frank Gallupo
                                    Title: President and Chief Executive Officer

                                   APPENDIX B

                           2000 TTR TECHNOLOGIES, INC.

                              EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan

The purpose of the TTR Technologies, Inc. Equity Incentive Plan (the "Plan") is to further the interests of TTR Technologies, Inc. (the "Company") and its shareholders by providing long-term performance incentives to those key employees and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2. Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Award" means any Option, Performance Unit, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

(b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

(c) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

(h) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

(i) "Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

(j) "Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

(k) "Performance Unit" means a right granted to a Participant pursuant to
Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

(l) "Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(m) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

(n) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

(o) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

(p) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of (i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

Section 3. Administration of the Plan

The Plan shall be administered by shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least two members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the "Committee." After any such designation, no member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees and consultants who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

Section 4. Participation in the Plan

Participants in the Plan shall be selected by the Committee from among the key employees and consultants of the Company and its Subsidiaries, provided, however, that only key employees shall be eligible to receive ISOs under the Plan.

Section 5. Plan Limitations; Shares Subject to the Plan

(a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $1.00 par value, of the Company (the "Stock") available for issuance as Awards under the Plan shall not exceed 5,000,000 shares.

(b) Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 350,000. If any Performance Units awarded under the Plan shall be forfeited or canceled, such Performance Units shall thereafter be available for award under the Plan.

No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

Section 6. Awards

(a) General. Awards may be granted on the terms and conditions set forth in this
Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

(b) Options. The Committee may grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any ISO shall not be less than the Fair Market Value (110% of the Fair Market Value in the case of a 10% shareholder, within the meaning of Section 422(c)(5) of the Code) of the shares covered thereby at the time the Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

(c) Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

(i) Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

(ii) Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company's Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

(ii) Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv) Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

(e) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(h) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7. Additional Provisions Applicable to Awards

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

(i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

(ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

(b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

(c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, or any SAR granted in tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

(f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

(g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "covered employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under
Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 100,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 100,000 Performance Units,
(iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than Tax Bonuses) of $1,000,000.

(h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

(a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or Reverse Stock Split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

(b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9. General Provisions

(a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders, then unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

(b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

(c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

(d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

(g) Effective Date. The effective date of the Plan is May 30, 2000.

(h) Shareholder Approval. Unless and until the Plan is approved by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders, no Stock-Based Award may be granted to any officer of the Company.

                                   APPENDIX C

        PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION*

        Every ______** outstanding share of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation and the authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder shall be rounded up to the nearest whole share.

* Prior to the effectiveness of the foregoing amendment, without further action by the stockholders, the Board is authorized to abandon such amendment if it determines that it is not in the best interest of the Company and its stockholders.

** By approving this amendment, stockholders will approve the effectuation of the reverse stock split in all possible combinations between 1:3 to 1:6 (i.e. 1:3, 1:4, 1:5 or 1:6). The certificate of amendment to be filed with the Delaware Secretary of State will include only that ratio determined by the Board to be in the best interest of the Company and its stockholders. The Board will not implement any amendment providing for a different split ratio.


                                      C-1